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                                                                      EXHIBIT 21

SUBSIDIARIES OF THE COMPANY
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Jayhawk Medical Acceptance Corporation
Jayhawk Services, Inc.
Jayhawk Funding Trust I
Jayhawk Medical Advertising Fund